Prospectus Supplement (Sales Report) No. 19 dated February 24, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 362265

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362265	$15,000	$15,000	13.47%	1.00%	February 23, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 362265. Member loan 362265 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,000 / month
Current employer:	FOX News Channel	Debt-to-income ratio:	13.44%
Length of employment:	24 years	Location:	HOWELL, NJ

Home town:	Point Pleasant
Current & past employers:	FOX News Channel, MSNBC
Education:	Ramapo College of New Jersey

This borrower member posted the following loan description, which has not been verified:

Looking for a $15000 loa to help in purchasing a new wheelchair. I am disabled, work full time, and am in need of a new power wheelchair. The cost can range anywhere between $9000-$15000.

A credit bureau reported the following information about this borrower member on November 6, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,272.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wow, quite a change...MSNBC to FOX??? Do you mind if I ask which party you identify with?	My political party is truly independent, especially in my local elections. I vote gop and dem depending on who the person is, etc.
By the way, if you're Bill O'Reilly, I refuse to fund your loan...	If I was Bill O'Reilly I would have enough to fund anyone's loan! ;)
What is your position at Fox, and could you send in verification of your income to LendingClub? Thanks	Hi roadtrip. Thanks for your question. I am an Associate Producer with FOX News Channel. I certainly could provide a apy stub to verify my income just not sure how to get that to you?
What do you do for Fox? And will you still take the Loan if it is not funded 100%?	Hi Markookoo2001. Thanks for your question. I am an Associate Producer with FOX News Channel. I would probably take the loan if the funding reaches $10,000 or more.
I think to verify income you would fax information to LendingClub directly and they would indicate on your loan profile that you had provided that to them. I'm not sure of the process but maybe their customer service line could provide that information. Hope this helps.	Hi roadtrip. Thanks for getting back to me. I will call Lending Club.
Why isn't this expense largely covered by health insurance?	Hi theflyer. Thanks for your question. And the honest answer is, they have added to my medical coverage a clause which does not allow isurance to cover any medical equipment for a pre exisiting condition. They did say, though, that there could be a case by case basis. So I submitted a letter and followed up with phone calls and was told my case would be "seriously looked at" the next time insurance makes its yearly changes, provisions, etc. The problem is that won't be until January 2010!

Member Payment Dependent Notes Series 374151

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374151	$8,875	$8,875	15.68%	1.00%	February 18, 2009	February 18, 2012	February 18, 2013	$1,025

                This series of Notes was issued upon closing and funding of member loan 374151. Member loan 374151 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,427 / month
Current employer:	Jakes Fireworks	Debt-to-income ratio:	19.53%
Length of employment:	2 months	Location:	GIRARD, KS

Home town:	Girard
Current & past employers:	Jakes Fireworks, H & R Block, Girard Public Library, NPC International, Inc., Girard National Bank, Mercy Health System of Kansas
Education:	Pittsburg State University

This borrower member posted the following loan description, which has not been verified:

I tried for 2 years to start my own business. I failed. Now I have alot of credit card debt. I started a new job making decent money for the area I live in, but my interest rates have gone to 25% or higher and making the minimum payments has become a stretch. I have 4 credit card accounts, 2 credit reserve accounts, and an unpaid hospital bill I would like to pay off with a single 60 month note. Right now my payments on these debts are $730 I would need a $20,000 loan to pay off those. With $15,000 I would pay off 3 of the credit cards, the 2 credit reserves, and the hospital bill. Combined payments currently on this option is $555. I have a 9 month old son and a 3 year old daughter. My wife and I would really like to start to dig out of the hole my failed business attempt has put us in. Please help.

A credit bureau reported the following information about this borrower member on January 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,894.00	Public Records On File:	0
Revolving Line Utilization:	99.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the nature of the failed business?	I was involved in financial services. I attempted to sell life insurance, medicare advantage plans, annuities, mortgages, etc.
In your description you say you would like a 60 month (5 year) loan. Are you aware that LendingClub loans are only 36 month (3 year) loans? What that would mean is your monthly payment would be $700 every month, NOT less than $500 every month. Understanding that your payments would only be $30 less than what you pay now, is that enough for you to dig yourself out and be comfortable?	Yes, I am aware that they will only go up to 3 years and that I would only be saving about $30.00 per month. $30.00 is $30.00. Everything helps at this point and in addition to lowering my payments $30.00 I will be paid off in 3 years or less because of the decreased interest rate. At my current rate making minimum payments, who knows when I might pay off.
1. What do you do for work now? 2. Also, in your description you mentioned getting a loan for $15,000 yet you only submitted for a loan of $8,875...why not the $15,000? 3. Could you also list your other monthly expenses? Thanks	1. I work for Jake's Fireworks, Inc. I am in an Inventory control position with them. I am helping them impliment a new electronic inventory management system. Once implementation is complete I will stay on with them to continue insuring data integrity. 2. I only submitted a loan for $8,875 because that was the maximum Lending Club offered me as an option. 3. I think as a lender this is probably a fair question to ask, but as my loan has now reached 100% funding, I would rather not divulge any more personal information at this time. Thank you all

Member Payment Dependent Notes Series 374547

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
374547	$10,000	$10,000	15.05%	1.00%	February 18, 2009	February 16, 2012	February 16, 2013	$1,000

                This series of Notes was issued upon closing and funding of member loan 374547. Member loan 374547 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Walgreen Company	Debt-to-income ratio:	13.96%
Length of employment:	3 years 1 month	Location:	Chicago, IL

Home town:	Quincy
Current & past employers:	Walgreen Company
Education:	University of Illinois at Urbana-Champaign, Illinois Institute of Technology

This borrower member posted the following loan description, which has not been verified:

I'm fed up with credit card companies arbitrarily raising rates on me. My payments are always early, and more than the minimum. I'm saving money any way I can these days, and reducing the rate on my debt will certainly help. With this money I will completely pay off my three credit cards. As an architect, I have a relatively high and constant monthly income that will more than pay the debt service on this new loan.

A credit bureau reported the following information about this borrower member on January 19, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	4
Revolving Credit Balance:	$6,365.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm just a little concerned. It's only been 4 months since your last delinquency. Could you clarify what happened there?	Hi jondelph, I live in a 400 unit mid-rise apartment complex in Chicago and mail delivery is very unreliable. Often pieces of mail are put into wrong mailboxes, or never delivered at all. I never received the Macy's bill, and wasn't made aware of it until 20 days later when I checked my credit report and saw it was marked as late. It's the only delinquency I've had in all of the seven years of my credit history. I hope this helps. Thanks for your inquiry and please don't hesitate to ask any additional questions you might have. -CF
Can you explain your only delinquency in the past year?	Hi randycarroll, I live in a 400 unit mid-rise apartment complex in Chicago and mail delivery is very unreliable. Often pieces of mail are put into wrong mailboxes, or never delivered at all. I never received the Macy's bill, and wasn't made aware of it until 20 days later when I checked my credit report and saw it was marked as late. It's the only delinquency I've had in all of the seven years of my credit history. I hope this helps. Thanks for your inquiry and please don't hesitate to ask any additional questions you might have. -CF

Member Payment Dependent Notes Series 375510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375510	$8,000	$8,000	16.95%	1.00%	February 18, 2009	February 19, 2012	February 19, 2013	$50

                This series of Notes was issued upon closing and funding of member loan 375510. Member loan 375510 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,750 / month
Current employer:	Bank of America Corp.	Debt-to-income ratio:	8.46%
Length of employment:	2 years	Location:	Glenwood, MD

Home town:
Current & past employers:	Bank of America Corp.
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

I am looking for a short term $5,000 dollar loan to be paid back in 6 months.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,014.00	Public Records On File:	0
Revolving Line Utilization:	96.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how did you rack up so much debt (your utilization is practically 100%)? what do you do for bank of america? can you provide lending club with a paystub to verify your income?	I had a home equity line of credit that I was using to do a major home renovation. Due to current credit climate, the line was frozen and I wasn't able to draw from it. I had to use personal lines of credit and savings to continue the work. I am almost complete and can handle paying the monthly amounts. Most of the debt will be paid off in July when I receive my year end commission statement. I am just looking for the extra cash at the moment to finish the renovations. I currently do Mortgage Sales for Bank of America, and have searched for a Home Equity line to use, but it seems all lenders have put a hold on what they will allow. I can provide pay stubs, w-2's and tax returns to fully document my income.
sounds great. as soon as you send the documents to lending club and they update your income status to verified, i'll likely fund the remainer of your loan.	Ok, I will call and see where I need to send the documents. Thanks,

Member Payment Dependent Notes Series 375804

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375804	$5,500	$5,500	13.16%	1.00%	February 23, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375804. Member loan 375804 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,075 / month
Current employer:	Marion County Sheriff	Debt-to-income ratio:	23.52%
Length of employment:	1 year 1 month	Location:	OCALA, FL

Home town:	PORTSMOUTH/NH
Current & past employers:	Marion County Sheriff, Marion County Utilties, Hampton Hearth, East Hampton Town, East Hampton Point Resturant
Education:	Suny Morrisville, Suffolk County Community College

This borrower member posted the following loan description, which has not been verified:

We requested an estimate on remodeling the back porch to our home. The cost of the remodeling will be 7100.00. The 5500.00 will be going towards this home improvment. We would like to be able to get the whole amount for this home improvement, but your offer was only 5500.00. We would still like to utilize this loan for the help of the improvment.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,479.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 375981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375981	$4,800	$4,800	16.95%	1.00%	February 20, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375981. Member loan 375981 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Pita Pit	Debt-to-income ratio:	9.36%
Length of employment:	3 years 2 months	Location:	TUCSON, AZ

Home town:	Hillsborough
Current & past employers:	Pita Pit, Andrew Addai
Education:

This borrower member posted the following loan description, which has not been verified:

Am a junior at the Univerisyt of Arizona and am looking for rent/food/books money. Hold part time job.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,368.00	Public Records On File:	0
Revolving Line Utilization:	84.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you take the loan if it's not fully funded?	Yes, this money is strictly for supplies needed for school. Even if the full amount is not funded I will be accepting.

Member Payment Dependent Notes Series 375998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
375998	$14,000	$14,000	14.42%	1.00%	February 20, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 375998. Member loan 375998 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Porter Rogers Dahlman & Gordon	Debt-to-income ratio:	13.27%
Length of employment:	1 year	Location:	corpus christi, TX

Home town:
Current & past employers:	Porter Rogers Dahlman & Gordon, Snapka, Turman & Waterhouse
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

looking to refinance credit card debt which is currently at 25%!

A credit bureau reported the following information about this borrower member on January 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1985	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	10
Revolving Credit Balance:	$30,160.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 376044

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376044	$8,000	$8,000	12.53%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376044. Member loan 376044 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	NYU Medical Center	Debt-to-income ratio:	9.32%
Length of employment:	1 year 4 months	Location:	New York, NY

Home town:
Current & past employers:	NYU Medical Center
Education:	Auburn University Main Campus

This borrower member posted the following loan description, which has not been verified:

After graduating from college I moved to NYC and built up some debt getting my feet on the ground. I am in need of a loan to help consolidate my interest rates. When I signed up for a card originally I had very limited credit and my interest rates were through the roof! It had to be done and now I am trying to clean it all up. Thanks for your time!

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	67
Revolving Credit Balance:	$3,489.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job? Are you considered temp, contract or permanent employee of NYU Medical Center?	I am the Divisional Administrative Coordinator for Cardiology and am a permanent employee. Thank you for your interest.
1. Please send in verification of your salary to Lending Club 2. Please explain the delinquency on your credit history 3. Please tell us how many cards you have, what the interest rates are, and what the monthly payments are Thank you	The delinquency on my history is from my cable company in college. I moved houses and had an outstanding balance of $20 that I never knew I had. It was an oversight on my part but I didn't know I had an outstanding balance until I checked my credit. I have 3 credit cards and the rates are 22%, 19.8%, and 18.5%. the total monthly minimum payments are roughly $175 but I always pay more then the minimum.. I should be able to pay off my entire balance with this help and have a small amount left as a buffer. Thank you for your inquiry.

Member Payment Dependent Notes Series 376318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376318	$6,800	$6,800	12.84%	1.00%	February 18, 2009	February 17, 2012	February 17, 2013	$625

                This series of Notes was issued upon closing and funding of member loan 376318. Member loan 376318 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Twin River Casino	Debt-to-income ratio:	11.59%
Length of employment:	1 year 7 months	Location:	east wareham, MA

Home town:	Stoughton
Current & past employers:	Twin River Casino, St Moritz Security Services
Education:

This borrower member posted the following loan description, which has not been verified:

Looking for a debt consolidation loan to pay of my credit cards at a better rate than the bank rates.

A credit bureau reported the following information about this borrower member on January 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,398.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list what bills you will be paying, the interest rate, and the current minimum payment? Thanks!	chase 9.24% discover 23.99%
What are your minimum payments?	chase is approx 36 discover is 212

Member Payment Dependent Notes Series 376534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376534	$5,000	$5,000	12.84%	1.00%	February 18, 2009	February 13, 2012	February 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376534. Member loan 376534 was requested on January 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,019 / month
Current employer:	Maximus	Debt-to-income ratio:	11.59%
Length of employment:	2 years 8 months	Location:	Austin, TX

Home town:	Fontana
Current & past employers:	Maximus, Career Consultants, Burnet Staffing, ARUP Labs, Dollar Tree Stores
Education:	Utah State University, Austin Community College

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan to pay off my credit cards so I can make only one payment every month with a lower interest amount than I would be paying for my credit cards.

A credit bureau reported the following information about this borrower member on January 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,516.00	Public Records On File:	0
Revolving Line Utilization:	30.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 376827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376827	$10,000	$10,000	13.79%	1.00%	February 18, 2009	February 16, 2012	February 16, 2013	$4,200

                This series of Notes was issued upon closing and funding of member loan 376827. Member loan 376827 was requested on February 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	xotic deliveries	Debt-to-income ratio:	15.14%
Length of employment:	6 years	Location:	medway, MA

Home town:	boston
Current & past employers:	xotic deliveries, night owl deliveries
Education:	cisco academy

This borrower member posted the following loan description, which has not been verified:

to consolidate debt and business expansion

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,852.00	Public Records On File:	1
Revolving Line Utilization:	64.20%	Months Since Last Record:	114
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the business model of xotic deliveries? What do you do there?	I'm an independant contractor that does deliveries for restaurants that dont have their own delivery service for fee and tip do custom delivery orders of food or personal shopping
Are you attempting to consolidate your 10K revolving credit balance under this one loan? What Also, is it Xotic deliveries that you plan to expand?	about half of it then im looking to start up another side business selling virtual currency from video games

Member Payment Dependent Notes Series 377020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377020	$6,000	$6,000	12.53%	1.00%	February 18, 2009	February 17, 2012	February 17, 2013	$1,300

                This series of Notes was issued upon closing and funding of member loan 377020. Member loan 377020 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	Kaplan	Debt-to-income ratio:	11.85%
Length of employment:	2 years 6 months	Location:	Oak Park, IL

Home town:
Current & past employers:	Kaplan
Education:	Grinnell College, Brown University

This borrower member posted the following loan description, which has not been verified:

I would like to borrow about $6000 to pay for my final year of grad school.

A credit bureau reported the following information about this borrower member on February 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$153.00	Public Records On File:	0
Revolving Line Utilization:	25.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If you get the loan, will you have any trouble making payments during your last year in grad school? $24,000/income must cover all your living expenses plus initial loan repayments.	I actually finished grad school already and this is money I still owe the school. I unexpectedly stayed a year longer so I didn't have a chance to file a FAFSA or take out other loans. I live with rent-free, so my salary is plenty. I plan to be very diligent about repaying this loan.
What is your degree?	MA... why?
You're the one asking for money; I like to learn about the people I'm considering for loans. I value education. I'm curious if your graduate degree is related to your future income potential, or if it is in a field of personal interest.	OK, fair enough. Sorry if I sounded short in my last email... it seemed like an unrelated question, but your reasons for asking are definitely valid. I will probably continue to work as a teacher in my current job because I enjoy it. My MA is in environmental studies. I live in a fully paid for home rent-free and used cash to buy my car, so I really have no other expenses except for my college student loans. Hope that helps.
Since you are done with school...are you working a new job? What is/was your grade point average?	I am still teaching because I really enjoy my job. I have no idea what my GPA was... that's not such a big deal in grad school. However, they do make a BIG deal if you get a C or lower, so I know I never got anything lower than a B.
Please could you detail all your debt, indicating amount owed and monthly payments on each account.	Sorry, I have no exact answer. I have been in a grace period for my undergrad loans, but I just came out of it. I believe I pay about $250/month for other loans. I've been very responsible with those loans and have paid off more than half of the amount I owe despite being in a grace period for more than half the time (year of volunteer service in China, 3 yrs of grad school, 2 6-month grace periods). I live in a fully-paid-for home and paid cash for my car. I have a wonderful financial situation as I live with my boyfriend of 5+ years and he earns substantially more than me so he covers my cell phone bills etc. This will be the only debt that I will be solely repaying. Please let me know if you have more questions.

Member Payment Dependent Notes Series 377119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377119	$4,500	$4,500	12.84%	1.00%	February 18, 2009	February 20, 2012	February 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377119. Member loan 377119 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Apache Sales Inc.	Debt-to-income ratio:	1.95%
Length of employment:	40 years	Location:	HOBBS, NM

Home town:	Hobbs
Current & past employers:	Apache Sales Inc., Leslie W. Gassaway
Education:	College of the Southwest

This borrower member posted the following loan description, which has not been verified:

wish to purchase a bobcat 250 welder and accessories.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$337.00	Public Records On File:	0
Revolving Line Utilization:	3.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
For what will this equipment be used?	personal
Greetings - Your credit history is about 12 years old but you say you've been employed for 40 years. Could you explain the discrepancy? Art	normally i pay in cash. need to edit record 28 years working for family business.

Member Payment Dependent Notes Series 377195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377195	$5,000	$5,000	15.37%	1.00%	February 18, 2009	February 17, 2012	February 17, 2013	$1,425

                This series of Notes was issued upon closing and funding of member loan 377195. Member loan 377195 was requested on February 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Washington Mutual	Debt-to-income ratio:	7.55%
Length of employment:	3 years 2 months	Location:	Hialeah, FL

Home town:	Miami
Current & past employers:	Washington Mutual, Bank of America Corp.
Education:	Miami Dade College

This borrower member posted the following loan description, which has not been verified:

Hi! My name is Karen , the reason I need this loan is because I am currently selling roof clay tiles, but due the high demand of the product, I have the possibility to sell more. In order to have more buying power I need $15,000.00. If you have any questions or need more information don't hesitate to contact me.

A credit bureau reported the following information about this borrower member on February 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,369.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Your loan request is $5,000, but you say you need $15,000 to build inventory. Where will the rest of the money come from? 2. With the current economy and a full-time job, how are you finding so many customers? What is your profit margin?	Hi! I will have to use my savings and profits from previous transactions. I am sure that, even though the economy is bad, people recognize a great investment opportunity.

Member Payment Dependent Notes Series 377314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377314	$6,000	$6,000	14.42%	1.00%	February 19, 2009	February 18, 2012	February 18, 2013	$125

                This series of Notes was issued upon closing and funding of member loan 377314. Member loan 377314 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Anixter Fasteners	Debt-to-income ratio:	18.39%
Length of employment:	2 years	Location:	pittsburgh, PA

Home town:	Pittsburgh
Current & past employers:	Anixter Fasteners, H.V.L / Douglas Laboratory
Education:	Pittsburgh Technical Institute and CCAC

This borrower member posted the following loan description, which has not been verified:

I'm looking to consolidate a creditcard or two due to high interest rates, and also to purchase parts to fix my car.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,297.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377316	$6,000	$6,000	14.11%	1.00%	February 18, 2009	February 18, 2012	February 18, 2013	$2,125

                This series of Notes was issued upon closing and funding of member loan 377316. Member loan 377316 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Slocum Orthopedics P.C.	Debt-to-income ratio:	16.76%
Length of employment:	1 year 7 months	Location:	SPRINGFIELD, OR

Home town:	Eugene
Current & past employers:	Slocum Orthopedics P.C.
Education:	Southern Oregon University

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate a credit card and a previous loan into one payment at a lower interest rate so that I will be able to pay it off more quickly.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$1,243.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the delinquency in the last two years?	I had a CitiBank Visa card and I had thought that I set up automatic payments, but it turned out that I just did a one-time online payment. I found out a couple days after it was delinquent because they emailed me and I paid that day and thereafter set up automatic payments correctly.
If you only have about $1243 in credit card debt, what are you going to use the other $5000 in loan for?	I have a 4-year loan I took out at a very high interest rate that I will be able to pay off as well. It's for around $4650. The payment for the proposed loan is the same amount I have been paying towards my other loan and my credit card combined. If I get this loan, it will be paid off in 3 years, whereas if I were to keep doing what I'm doing in 3 years and 8 months the loan would be paid off, but my credit card would not.
1.how much is your rent? 2.Do you own a car? 3.any dependents?	My rent is $750. I own a 2006 Pontiac G6 - I am making payments currently. I have no dependents.

Member Payment Dependent Notes Series 377380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377380	$12,000	$12,000	13.47%	1.00%	February 18, 2009	February 18, 2012	February 18, 2013	$5,025

                This series of Notes was issued upon closing and funding of member loan 377380. Member loan 377380 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,815 / month
Current employer:	Cohen Pollock Merlin and Small P.C.	Debt-to-income ratio:	17.74%
Length of employment:	8 years 11 months	Location:	Lithonia, GA

Home town:	Troy
Current & past employers:	Cohen Pollock Merlin and Small P.C., Cosgrove Webb, & Oman, United States Army
Education:	Topeka Technical College

This borrower member posted the following loan description, which has not been verified:

I was recently divorced and left with credit card debt. I have maintained payments thus far, but it is getting extremely difficult handle this debt on my own. I am looking for help, so that I may continue to maintain my good credit while getting rid of this excessive debt.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,401.00	Public Records On File:	0
Revolving Line Utilization:	83.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please tell us what your profession is and how will the $407 monthly payments improve your position? Can you please also list monthly expenses, including any alimony, child support, etc.	I am a Legal Assistant with a law firm in Atlanta, Georgia. The $407 monthly payment will help me to get rid of the high interest rates on my credit cards which will allow me to know what my payment will be monthly.

Member Payment Dependent Notes Series 377426

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377426	$12,000	$12,000	9.63%	1.00%	February 23, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377426. Member loan 377426 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Access Nurses, Inc.	Debt-to-income ratio:	22.11%
Length of employment:	1 year 7 months	Location:	San Diego, CA

Home town:	Los Angeles
Current & past employers:	Access Nurses, Inc., KFMB-TV (CBS), Kaiser Permanente, The Patent & License Exchange
Education:	Occidental College, University of Southern California (USC)

This borrower member posted the following loan description, which has not been verified:

The producers of a nationally-syndicated television show are looking to expand their production company and provide video/tv production services to corporate clients and not-for-profits. The loan money will be used for new equipment and marketing/promotions. Our television show airs in over 80 cities nationwide and on The Dish Network. We'd like to build on that success and expand our company.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,073.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you a Nurse as well as a business person? What can you tell me to give me the confidence that you can make it in a downturn if this TV show does not work?	The television show is actually growing in this down-turn. We are adding stations each week to the lineup. In a down economy, there is a growing demand for feel good programming. The more stations on our lineup the higher the ad rates we can command. We also are diversifying our product offerings by expanding into corporate video production and branded programming. We already have clients ready to go on the corporate side.
What is the name of the show?	NurseTV
Do you have a website for your company we can look at?	The website is under development. The site for our current television show is www.NurseTV.com.

Member Payment Dependent Notes Series 377498

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377498	$10,000	$10,000	14.11%	1.00%	February 23, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377498. Member loan 377498 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,583 / month
Current employer:	First Source	Debt-to-income ratio:	16.52%
Length of employment:	3 years	Location:	Colorado Springs, CO

Home town:
Current & past employers:	First Source, Bank of America Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

This loan is to help payoff some credits cards and other bills.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	57
Revolving Credit Balance:	$18,707.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 377507

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377507	$15,000	$15,000	17.58%	1.00%	February 20, 2009	February 19, 2012	February 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377507. Member loan 377507 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	United Local Credit Union	Debt-to-income ratio:	9.91%
Length of employment:	2 years	Location:	Fresno, CA

Home town:	Fresno
Current & past employers:	United Local Credit Union, T.W Patterson Buliding, Wells Fargo
Education:	California State University-Fresno (CSU Fresno)

This borrower member posted the following loan description, which has not been verified:

have a loan and two credit cards i would like to pay off

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,208.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What interest rate are your loan and credit cards?	Around 23%
Why can't you get a loan from your employer?	They dont do unsecured loans.
Will you accept this loan if it is not fully funded?	Yes, but I am hoping it gets pretty close to being fully funded, the idea of taking this loan out is to consolidate debt and have one monthly payment instead of three.
Is the 15,000 going to be used pay the 18,208? Why did you the previous loan? How old are you? And long ago did you finish college, if you did finish?	Yes the 15,000 will be used to pay the 18,208. Had to purchase a engagement ring so my best bet at the time was to get one loan and use two of my credit cards. I am 26 yrs old, Finished college in 2006.

Member Payment Dependent Notes Series 377511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377511	$9,600	$9,600	17.58%	1.00%	February 18, 2009	February 18, 2012	February 18, 2013	$4,625

                This series of Notes was issued upon closing and funding of member loan 377511. Member loan 377511 was requested on February 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Therapy Services, LLC	Debt-to-income ratio:	23.11%
Length of employment:	1 year 8 months	Location:	Morgantown, WV

Home town:
Current & past employers:	Therapy Services, LLC
Education:	West Virginia University (Master's Degree)

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay for my wedding. I want to cover our reception expenses. All together it will be just over $10,000. I have already paid $4,500, so I have a little more than $5,000 left . I am also trying to cover honeymoon expenses (I have paid for flights, but need $4,000 to finish paying on a cruise). I also have $1,500 to pay the photographer, and $650 to cover the D.J. On top of these expenses, we still need to get flowers, invitations, dress alterations, and we are going to be paying for the rehearsal dinner. All at once, these expenses are just too overwhelming, and that is why I am applying for a loan.

A credit bureau reported the following information about this borrower member on February 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,656.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

Member Payment Dependent Notes Series 377657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377657	$14,400	$14,400	16.00%	1.00%	February 19, 2009	February 19, 2012	February 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 377657. Member loan 377657 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	Llano Utility Services	Debt-to-income ratio:	14.86%
Length of employment:	2 years	Location:	Denton, TX

Home town:
Current & past employers:	Llano Utility Services, Pizza Hut
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

I don't have a problem paying my bills...at all. I can't even remember the last time I missed or was even late on a payment. The main purpose of the loan is to save me money in the long run. I did the math and a loan to eliminate my debt paid over the same length of time would save me a couple thousand dollars. My credit isn't great but it's not terrible. I would like to improve this before I get married next year. Thanks in advance for the consideration . Eric

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	32
Revolving Credit Balance:	$8,969.00	Public Records On File:	0
Revolving Line Utilization:	53.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Eric, do you remember what your delinquency was 32 months ago?	I do. I've had one past 30 days payment on one of my credit cards. To be honest, thats the only delinquency I can remember having. Thanks

Member Payment Dependent Notes Series 377674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377674	$15,000	$15,000	19.16%	1.00%	February 19, 2009	February 19, 2012	February 19, 2013	$1,350

                This series of Notes was issued upon closing and funding of member loan 377674. Member loan 377674 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	GlaxoSmithKline	Debt-to-income ratio:	2.96%
Length of employment:	6 months	Location:	Philadelphia, PA

Home town:	Oxford
Current & past employers:	GlaxoSmithKline, Rolling Stone
Education:	The University of the Arts

This borrower member posted the following loan description, which has not been verified:

i am attempting to sever my ties with Bank of America, at least my credit ties to them. Currently I am paying 22.24% on $20k, I am sure I can do better than this elsewhere. I have a credit score of 723 (on credit expert.com)

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	20
Revolving Credit Balance:	$5,212.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	10

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why does the 20K you owe not show up on your credit profile here? Also, can you please explain the delinquency 20 months ago?	the 20k was taken in late december
Please explain the delinquency that's listed on your credit. Also, your credit shows you have a $5000 balance, yet you say you have $20k on credit, yet your only asking to borrow $15k. Can you explain all that?	honestly, i didn't know how much to ask for - this is my first time using this service
I assume the $20k was a loan since it is not listed as part of your revolving credit balance. Can you tell me the purpose of this loan and explain the circumstances surrounding your listed delinquency?	Deliquency is not the correct term, at least from my perspective. I used the funds to help in the purchase of a home (downpayment) and now would like to lower the interest
This loan request reads like SCAM. Unless you're willing and able to send in verification of income to the Lending Club.	i was traveling for work and am in touch with Lending Club this morning to fax that documentation.
What is the monthly pmt to BOA now, and how will you cover the increase to the $551/mo for this loan?	i can afford the payment to BofA as it is, the monthly payment i am unsure -- probably 400-500. i am interested solely in lowering interest any way i can.
What do you at your current employer? How stable is it? And what did you do before working at GlaxoSmithKline? Last Question: If you have a loan that you used for the purpose of House Down Payment, Why do you RENT?	Type your answer here. i am an art director in marketing/advertising at glaxo smith kline. very stable. prior to that i was a design director st tolling stone. i am finishing out my lease while parts of the house are being fixed - only till april

Member Payment Dependent Notes Series 377732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377732	$15,000	$15,000	9.63%	1.00%	February 20, 2009	February 19, 2012	February 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 377732. Member loan 377732 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	5.65%
Length of employment:	9 years 6 months	Location:	Florence, KY

Home town:
Current & past employers:	Fidelity Investments
Education:	Morehead State University, Xavier University

This borrower member posted the following loan description, which has not been verified:

Loan request for new laser tag fun center in Nags Head, NC. Business need is for marketing programs targeted to OBX visitors. Publications include SunnyDay, VisitorsGuide, NorthBeachSun, and the Beach Book. In addition, we will have local promotional flyers to build awareness of the store and drive business to the center.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,476.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do you think the business will perform in this economy where people are not traveling for vacations?	The Outer Banks is uniquely positioned as an affordable family vacation destination. My expectation is that people will still vacation, but will hold off making a commitment until their personal financial situation is clearer, or wait for last minute deals on accomodations. Once in OBX, visitors may cut back on dining and shopping, but will still look for recreation and amusement alternatives, particuarly to keep children entertained and out of trouble when not at the beach. Fun fact from the visitor's bureau...even with $4 gas last summer, visitors increased by 4.5% to the Northern OBX beaches.

Member Payment Dependent Notes Series 377773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377773	$15,000	$15,000	12.84%	1.00%	February 19, 2009	February 19, 2012	February 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 377773. Member loan 377773 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,867 / month
Current employer:	Electric Boat	Debt-to-income ratio:	11.42%
Length of employment:	6 years 8 months	Location:	Groton, CT

Home town:
Current & past employers:	Electric Boat, General Electric, Lockheed Martin Corp.
Education:	Rensselaer Polytechnic Institute (RPI) (B.S. 02, M.S. ant. 8/09), County College of Morris (A.S. 97)

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to support my brother-in-law with his pursuit of an Associate degree in Engineering Science (full disclosure: I have worked as an electrical engineer at my company for nearly 7 years, so I am biased towards his selected program of study). He graduated from high school in Lima, Peru, in December 2008 and is very excited about studying in the United States. In Peru, a Bachelor degree from the United States is considered very prestigious and opens many doors to opportunities otherwise unattainable. He is currently applying for a student visa and these funds will be used to demonstrate to the United States Immigration and Citizenship Services (USCIS) the availability of liquid assets to support his educational and living expenses. Subsequent to his receiving a student visa and enrolling in courses this fall, I will cosign his private student loan applications to support the remainder of his education. I have offered my financial support because my brother-in-law has demonstrated to me that he has the aptitude and interest for a successful career in engineering. I have spoken with him at length about my experience with the academic rigor involved in engineering coursework. He is well aware of the demands he will face and I firmly believe that he is up for the challenge. I am currently employed with a defense contractor who has recently been the subject of many positive government and media reviews. My monthly gross income is $5867 (not including overtime pay) and my debt-to-income ratio is 16% (not including $850/month in mortgage payments). My wife also works part-time and her monthly gross income is $1250. Our daughter is 3 years old and inspires me to be a better man. We own a 2004 Buick Lesabre that we paid off in full last December. We live well within our means, which has allowed us to make significant progress in paying down our debt. I will be happy to answer any questions you may have about my credit history, outstanding loans, employment history, and other relevant topics. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,576.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You mention your brother-in-law graduated from high school this past December. How old is he, and how long has he been married to your sister?	Thank you for your question and the opportunity to clarify. It is I, actually, who am married to his sister. He is 17 (turning 18 this September). My wife and I will celebrate our 5 year wedding anniversary this April. Please feel free to ask any additional questions you may have.
Why do you have such a high revolving credit card balance?	Thank you for your question. This balance is a combination of leftover expenses from the days when I funded my own education plus recent automobile, emergency travel, and medical expenses. Here's a quick breakdown. ~$5k was spent on a rebuilt transmission (Buick only had about 80k miles at the time - luck of the draw, I figure) and other unscheduled maintenance. ~$6k was spent on travel expenses for my wife to visit her dying grandmother and for my daughter to receive emergency medical care. The balance is attributable to expenses I incurred while funding my own education (vehicle maintenance, gas, supplies, etc.). Of this amount, $11k is locked-in at 0% (soon to be transferred to a permanent 4.99%), another $11k is locked-in at a permanent 4.99%, and $4k is locked-in at a permanent 7.99%. The remainder is a snapshot of my everyday card usage, on which I place all of my purchases and utilities in order to collect airline miles. Please note that I have not been late on any payments over the past two years; in actuality, I do not recall the last time I was late on a payment. I hope this helps to shed light on your concern and inspire confidence in your consideration of financially supporting my loan request. Thank you again.

Member Payment Dependent Notes Series 377775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377775	$7,425	$7,425	13.47%	1.00%	February 23, 2009	February 19, 2012	February 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 377775. Member loan 377775 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,192 / month
Current employer:	JoyFull Ministries	Debt-to-income ratio:	12.68%
Length of employment:	1 year 7 months	Location:	McGaheysville, VA

Home town:	Winchester
Current & past employers:	JoyFull Ministries, Willing Hands Enterprises, Inc., Hanover Consumer Cooperative Society, Hanover Food Co-op
Education:	The American University, University of Alaska Fairbanks

This borrower member posted the following loan description, which has not been verified:

As a lay minister in April of 2004, I founded and ran a program in the Upper Valley of Vermont and New Hampshire called Willing Hands, which has successfully completed its 501 c 3 qualification period, www.willinghandsinc.org, a fresh-food charity which today moves 120 tons of produce to some 45 area organizations assisting the needy every year, and now I am interested in writing of this experience, conducting workshops and promoting the book. I lead spiritual workshops, teach on-line, counsel and conduct all aspects of ministerial practice, under the Universal Life Church Monastery, operating as JoyFull Ministries in Virginia. I am in the process of applying for 501 c 3 status for this ministry, seperate from the WH entity in New England. My intention for the funds would be to allow me to concentrate on writing, leading workshops, promoting the book (s), and taking a brief 6 month sabbatical from other ministerial duties. JoyFull Ministries website can be found at: www.joyfull.us.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	53
Revolving Credit Balance:	$16,280.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your background or experience in writing? Who is assisting you with your 501c3 application?	Hi, I have already formed a successfull non-profit, in 2004, my ministry is actually a more straight forward application, less involved than the food charity I founded (www.willinghandsinc.org). My education as an anthropologist from American University and Univ. of Alaska Fairbanks, allowed me to write a great deal. This book, an exploration of my personal spiritual journey, is entitled 'What Am I?' and will be submitted to Fearless Books and/or Hay House publishers by the end of the year. I am currently developing workshops by the same name as the book, and have successfully completed one such workshop this past weekend, with very positive responses from all who attended. Thank you for your interest in funding this work.
Would you continue to be paid during your sabbatical?	My pay would be reduced by several thousand, as I would not be as active in giving workshops, which generate the bulk of my income at this point. My time to be spent writing the book and developing future workshops would be the main impetus for taking time away from my regular work. Thank you for your interest in my request.

Member Payment Dependent Notes Series 377788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377788	$10,000	$10,000	12.84%	1.00%	February 23, 2009	February 19, 2012	February 19, 2013	$825

                This series of Notes was issued upon closing and funding of member loan 377788. Member loan 377788 was requested on February 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	EmblemHealth	Debt-to-income ratio:	17.26%
Length of employment:	4 years	Location:	forest hills, NY

Home town:	Georgetown
Current & past employers:	EmblemHealth, MetLife Inc.
Education:	SUNY Oneonta

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to pay off my debt. I need to pay off 3 credit card's and need to make 1 payment since of 3 payments monthly.

A credit bureau reported the following information about this borrower member on February 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	51	Months Since Last Delinquency:	10
Revolving Credit Balance:	$12,013.00	Public Records On File:	0
Revolving Line Utilization:	42.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 377926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377926	$6,000	$6,000	8.00%	1.00%	February 19, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377926. Member loan 377926 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Wild Iris Organics	Debt-to-income ratio:	12.62%
Length of employment:	5 years 8 months	Location:	Santa Cruz, CA

Home town:	Riverside , CA
Current & past employers:	Wild Iris Organics, Feel Good Foods
Education:	Cabrillo College

This borrower member posted the following loan description, which has not been verified:

I am a baker with a decent wholesale and freelance business, but last fall was pretty tight. I have fallen behind with my vendors and am frustrated to be spending my money on high interest loan payments. Half of the requested amount is to pay off the loan and the rest is to get caught up with vendors. This is always my slowest time of year; I get rolling when people start getting married in the spring, so I just need to get through these dark and stormy months:) Please do a good deed for the folks in my town who are addicted to my brownies! Thank-you!!

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,440.00	Public Records On File:	0
Revolving Line Utilization:	17.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I live in Santa Cruz...where can I get you brownies? New Leaf?	Hi, You can find my brownies at Lulu's at the Octagon and at the River Cafe. Enjoy! and thanks for asking!

Member Payment Dependent Notes Series 377962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
377962	$8,000	$8,000	13.16%	1.00%	February 20, 2009	February 20, 2012	February 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 377962. Member loan 377962 was requested on February 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	self	Debt-to-income ratio:	4.42%
Length of employment:	2 years 5 months	Location:	Brewster, MA

Home town:	newton
Current & past employers:	self, self
Education:

This borrower member posted the following loan description, which has not been verified:

I need to buy a truck to haul cord wood from maine to the cape Wood down here was very hard to find this year I have some of my money but I need the rest to buy a tractor

A credit bureau reported the following information about this borrower member on February 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,684.00	Public Records On File:	1
Revolving Line Utilization:	83.60%	Months Since Last Record:	61
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you be more specific as to what your occupation is? What is the wood for? Heating? Do you sell cords? Could you also comment on your public record, which was 5 years ago.	Type your answer here. as far as the public record goes it was with capital one bank or I should say there lawers in 2002 I was hurt at work and spent a long time in the hospital so one of my credit cards did not get paid right away so on a 200 dollar bill the lawers wanted 1,160 dollars so I tried to fight them in court and found out that after a while it was just better to pay them off .Yes my buisness is selling cords of wood for heat
Since wood heating is a seasonal activity, do you have any other source of income. If so, what is it? Do you employ anybody to help you with the wood?	Type your answer here.in the spring when the wood season slows down i repair and build driveways and private roads in the spring I do use some help

Member Payment Dependent Notes Series 378036

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378036	$6,000	$6,000	8.00%	1.00%	February 18, 2009	February 21, 2012	February 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378036. Member loan 378036 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	16.96%
Length of employment:	1 year 8 months	Location:	Buffalo, NY

Home town:
Current & past employers:	Ernst & Young LLP, Target, The Limited
Education:	Boston College

This borrower member posted the following loan description, which has not been verified:

I have one credit card at 14% with a $6,000 balance and I am sick of paying so much interest to companies. I would rather pay other people.

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,628.00	Public Records On File:	0
Revolving Line Utilization:	9.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you submit some pay stubs to Lending Club to verify your income/employment?	I can, I don't know how but if you can tell me I have no problem doing so.
Also, if you don't mind me asking, were you working at those retailers during school or after you graduated BC? BC is a great school and Ernst & Young is a top accounting firm, but I don't see how working at Target and The Limited fits in... Unless they were just college jobs.	I worked for those other places while in college and the summer before I started at EY. I quit after I started at EY.
Yeah, that's what I figured. I assume you got a BS in Accounting? I'm working on a BS in Finance and a BS in Finance at UVA. Probably gonna look at EY once I graduate.	I got my BS in general business with a concentration in accounting. EY is a great place to work, I recommend it.

Member Payment Dependent Notes Series 378049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378049	$6,500	$6,500	11.89%	1.00%	February 18, 2009	February 21, 2012	February 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378049. Member loan 378049 was requested on February 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	super Foodtown	Debt-to-income ratio:	8.57%
Length of employment:	6 years 8 months	Location:	Brick, NJ

Home town:	Brick,nj
Current & past employers:	super Foodtown, Shop n bag
Education:

This borrower member posted the following loan description, which has not been verified:

I need to pay off my high interest credit cards

A credit bureau reported the following information about this borrower member on February 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,317.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You don't have a real high income. Are you going to be able to afford this loan?	Yes cause I'll be able to pay off my credit bills and use the money towards the loan
How much is your rent? How much is your utilities? What kind of car do you own? How many dependents?	I live with my parents I don't pay rent

Member Payment Dependent Notes Series 378064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378064	$4,500	$4,500	13.16%	1.00%	February 24, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378064. Member loan 378064 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	11.50%
Length of employment:	20 years	Location:	DIAMOND SPRINGS, CA

Home town:
Current & past employers:	self employed as an artist
Education:	Went to school in Italy/Dughtere graduated for CSUS

This borrower member posted the following loan description, which has not been verified:

home improvment

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	61
Revolving Credit Balance:	$3,954.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
it seems like it is hard to get by on $1000 a month. Do you have a mortgage? What other bills do you pay? Will the $152 a month payment on this loan strain your budget?	No mortgage.Balance on one credit card that will be paid in full in March. I rent one room out as an office and recieve another $500.00 a month for that as well as income. The $152.00 will be offset by the savings in utility bill when I have my windows upgraded and roof insulated.
20 years of employment? who's your employer? how stable is it now?	Twenty years RETIRED!! My employer is social security ( very stable) and occasional income ( not stated in loan application) that I recieve as an artist and renting out part of my home.

Member Payment Dependent Notes Series 378150

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378150	$10,000	$10,000	9.32%	1.00%	February 18, 2009	February 22, 2012	February 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378150. Member loan 378150 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Springfield Hospital	Debt-to-income ratio:	20.07%
Length of employment:	2 years 8 months	Location:	Newport, NH

Home town:	Stark, NH
Current & past employers:	Springfield Hospital
Education:	Keene State College, University of NH, River Valley Community Technical College

This borrower member posted the following loan description, which has not been verified:

I have an outstanding balance of $10000 on a credit card. I have been paying more than the minimum each month but with the interest and fees I never will get ahead, which is of course the whole idea! I have asked about loans at the bank where I do business but they charge as much interest as the card and they want collateral. I would like to pay off the card as soon as I can.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,903.00	Public Records On File:	0
Revolving Line Utilization:	77.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378230

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378230	$4,000	$4,000	11.89%	1.00%	February 18, 2009	February 22, 2012	February 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378230. Member loan 378230 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,461 / month
Current employer:	Lowes	Debt-to-income ratio:	5.81%
Length of employment:	2 years 10 months	Location:	Waveland, MS

Home town:	Slidell
Current & past employers:	Lowes, Kmart
Education:	University of Southern Mississippi

This borrower member posted the following loan description, which has not been verified:

to pay off another loan that has a high interest rate

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$65.00	Public Records On File:	0
Revolving Line Utilization:	0.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your other loan for? At what interest rate? Is it credit card debt or something else? What is the loan for?	Loan is for $4000, the interest rate is a whopping 33%, it is a loan not a credit card It was to consolidate credit card debt. Now the payments are just going straight to the super high interest, so I'm not getting anywhere!

Member Payment Dependent Notes Series 378241

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378241	$15,000	$15,000	11.89%	1.00%	February 18, 2009	February 22, 2012	February 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378241. Member loan 378241 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Adventist Health System	Debt-to-income ratio:	5.20%
Length of employment:	2 years 2 months	Location:	Apopka, FL

Home town:	Chattanooga, TN
Current & past employers:	Adventist Health System
Education:	Southern Adventist University

This borrower member posted the following loan description, which has not been verified:

Young couple just married. Own home but have two car loans and wife has school loans. Husband never had credit card debt. Was lucky enough that parents paid school college tuition. Husband is Senior Finance Officer at large denominational healthcare facility chain. Wife is an Electronic Medical Record Intermediate Analyst and BSN RN by training. Wife accumulated $15000 in credit card debt during school and throughout her twenties. Attempting to consolidate this debt into a more manageable rate and not just open up another credit card line.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,077.00	Public Records On File:	0
Revolving Line Utilization:	7.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378253	$14,400	$14,400	15.05%	1.00%	February 20, 2009	February 22, 2012	February 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378253. Member loan 378253 was requested on February 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Constant Contact	Debt-to-income ratio:	7.00%
Length of employment:	1 year 11 months	Location:	BOSTON, MA

Home town:	Boston
Current & past employers:	Constant Contact
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to obtain a loan to pay off my credit card debt at a lower APR than they currently offer.

A credit bureau reported the following information about this borrower member on February 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	25
Revolving Credit Balance:	$7,854.00	Public Records On File:	0
Revolving Line Utilization:	81.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378323	$5,500	$5,500	11.89%	1.00%	February 23, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378323. Member loan 378323 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MicahTek Inc	Debt-to-income ratio:	19.54%
Length of employment:	6 years 6 months	Location:	Tulsa, OK

Home town:
Current & past employers:	MicahTek Inc
Education:	Warner University, Birmingham School of Law

This borrower member posted the following loan description, which has not been verified:

I recently had a family member involved in an accident. Insurance didn't cover the event. I want to consolidate all the different bills, radiology, ER, Outpatient surgery, tests, etc.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$919.00	Public Records On File:	0
Revolving Line Utilization:	6.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378331

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378331	$6,200	$6,200	14.11%	1.00%	February 23, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378331. Member loan 378331 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,167 / month
Current employer:	Dept of Veterans Affairs	Debt-to-income ratio:	12.97%
Length of employment:	2 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Dept of Veterans Affairs, John Taylor Fertilizers, US ARMY 2001 - 2006
Education:	Sacramento City College, Heald College Roseville

This borrower member posted the following loan description, which has not been verified:

I have 4 debts that I would like to pay off. Instead of having 4 payments a month, one consolidated payment a month would help me tremendously.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	2
Revolving Credit Balance:	$1,365.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us more about your last delinquency?	My last delinquency was around Christmas time, where my automatic payment didn't go through for my credit card payment. Since my statement is paperless, I wasn't aware of a late payment. I cleared it up within a week of them notifying me.
What are the interest rates on the 4 debts you want to consolidate and what are the current monthly payments you are making?	interest rate on my loan is 11% with a payment of 137.00 a month. interst rate on my credit card is 15.67% and I pay any where from $80 to $120 a month I am on a payment plan to pay of some student exspenses of $75.60 a month Before my deferred student loan kicks in at 15% I want to pay that off as well.
The veteran status helped me in my decision, the Eagle Scout sold me on it....	I was in the Army from 2001 to 2006, stationed in Germany and deployed to Iraq, Israel and Pakistan. I received my Eagle Scout in Jan of 1999. Thank you

Member Payment Dependent Notes Series 378334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378334	$15,000	$15,000	14.74%	1.00%	February 20, 2009	February 23, 2012	February 23, 2013	$250

                This series of Notes was issued upon closing and funding of member loan 378334. Member loan 378334 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Help/Systems	Debt-to-income ratio:	23.49%
Length of employment:	1 year 1 month	Location:	Eden Prairie, MN

Home town:	St. Peter, MN
Current & past employers:	Help/Systems, UnitedHealth Group
Education:	Saint Cloud State University

This borrower member posted the following loan description, which has not been verified:

Several years ago my wife started a graphic design company and because she was still in college she decided to use a credit card to help fund the startup. Now several years later she still has the balance from those expenses and the company has since dissolved (she chose to take a salaried position once we had our first of two kids). Because the balance is so high we send in a large payment monthly, which in turn, eats up our spending money for the month and the result, is having to use the same credit card. The balance has really not moved in more than 2 years and I do not see an end in sight. Please help. Having a fixed payment and term loan will give us the assurance that this will get better and we can start to invest in our kid?s future. Thank you in advance.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	25
Revolving Credit Balance:	$28,766.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378348

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378348	$10,000	$10,000	9.63%	1.00%	February 23, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378348. Member loan 378348 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	BR+A Consulting Engineers	Debt-to-income ratio:	4.08%
Length of employment:	2 years	Location:	Brooklyn, NY

Home town:	Ridgewood
Current & past employers:	BR+A Consulting Engineers
Education:	Manhattan College

This borrower member posted the following loan description, which has not been verified:

I am looking to propose to my girlfriend and rather than wait months and months until I have enough saved I would like to purchase the engagement ring and propose as soon as possible.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$110.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If this is for a ring purchase, why not just get a Zales store card or other store card that gives you 0% for 12-24 months?	That's a good question; I haven't gone to the actual diamond district stores in NYC to see what kind of financing I was able to get there. I have only found the ring that I was planning on purchasing online at james allen and didn't see any 0% financing available. I will look into this. Thank you for contacting me.
I just bought mine recently as well and if you are looking in the diamond district one place I would look into is a place called engagementringsdirect.com. That's their web presence but they are located in NY and have very good prices. You may end up with a better deal. It's practically wholesale for really great quality.	Thank you so much for the recommendation; I will definitely go take a look there when I go store browsing next week. I figured whatever extra money I have left from the loan I will use towards things I will need for my new apartment that I'm moving into at the end of this month. Thanks again!
Could you contact LendingClub to provide verification for the following information? Gross Income $5,833 / month Debt-to-Income (DTI) 4.08%	I have left (2) email messages and (2) voicemail messages to their customer service and am awaiting their response in what I need to provide (pay stubs, bills, etc.) so I can get them to update my status to verified regarding my income and DTI information. Please be patient and hopefully soon I can get this resolved as there are only 6 days left for me to become fully funded. Thank you for taking the time to contact me and I hope this gets resolved shortly.

Member Payment Dependent Notes Series 378379

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378379	$15,000	$15,000	14.42%	1.00%	February 23, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378379. Member loan 378379 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	Dermalogica	Debt-to-income ratio:	15.81%
Length of employment:	1 year	Location:	West New York, NJ

Home town:	Massillon/Ohio
Current & past employers:	Dermalogica, L'Oreal
Education:	Baldwin-Wallace College

This borrower member posted the following loan description, which has not been verified:

I would like to pay off all of my credit cards once and for all. I am looking to reduce my interest rate and monthly payments and see the monthly progress of my debt repayment rather than being stuck in the same place month after month as a result of high finance charges and fees. I make my payments on time and am serious about becoming debt free!

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,892.00	Public Records On File:	1
Revolving Line Utilization:	89.00%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Will this reduce your monthly payments and interest rates? 2. What was the public record for that shows in your credit profile? 3. Can you send documents to LendingClub to verify your income? 4. What is your profession? Thanks	Yes. This will cut my monthly payments almost in half and reduce my interest rates by about 10%. The public record was a discharged bankruptcy in 12/2000 that followed a divorce. I am a salaried business consultant in the beauty industry, and I will send the documents as soon as possible. Thanks!

Member Payment Dependent Notes Series 378397

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378397	$3,000	$3,000	12.21%	1.00%	February 19, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378397. Member loan 378397 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,133 / month
Current employer:	RCM Inc.	Debt-to-income ratio:	8.25%
Length of employment:	12 years	Location:	Rochester, NY

Home town:
Current & past employers:	RCM Inc.
Education:	University of Buffalo

This borrower member posted the following loan description, which has not been verified:

I would like a loan for 3,000 for eprsonal reasons.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$72.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You obviously have little outstanding debt which is great, but how about your monthly expenses? How much are you paying in rent, for example, each month? Also, what kind of business in RCM, Inc.?	I currently pay $275 a month for rent. RCM Inc. is Rochester Cleaning and Maintenance,a local commercial maintenance company.

Member Payment Dependent Notes Series 378418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378418	$5,000	$5,000	11.89%	1.00%	February 19, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378418. Member loan 378418 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Challenge Unlimited Inc. at Ironstone Farm	Debt-to-income ratio:	7.14%
Length of employment:	2 years	Location:	LOWELL, MA

Home town:
Current & past employers:	Challenge Unlimited Inc. at Ironstone Farm, Cincinnati Opera Association
Education:	Washington State University

This borrower member posted the following loan description, which has not been verified:

Thank you for the opportunity to share with you my need. I would like to hire a divorce attorney to help me with the proceedings. It will not be an acrimonious divorce but legal advice is needed as we have a minor child. There are assets and once divided, I will be able to pay back the loan. I expect the legal negotiations to take 45-60 days. ?ourt dates will come within another 90 days and the official findings will come another 90 days after that. I expect to be able to pay back the full $5000 within the next 12 months once the assets and cash are distributed evenly. I have small credit card debt (under $1600) which I'm able to make payments on every month and otherwise, I have no other debts. Without the money to pay the legal retainer, however, I am at risk of never getting the savings that I had built up during my marriage and I cannot risk losing custody rights because I don't have proper legal representation.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	15
Revolving Credit Balance:	$8,773.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What custodial arrangements have you and your spouse come to agree upon in the amicable divorce?	Type your answer here. Hello. Raising our son was something we actually did well in our marriage. He is a very good father and I would never do anything to negatively impact the time or quality of hours he spends with his son. We currently live exactly one mile apart and share in decisions for school, sports, medical needs, etc. Our beliefs on discipline and schoolwork are very much in line with each other's. We make up a two-week schedule and share our son every two-three days depending upon our work schedules. The calendars are posted on our individual refridgerators so that our son knows exactly what to expect. Our son comes to my office to do his homework and then either comes home with me or his Dad picks him up. We try to make it very easy on him so that the burden of having to go to two different homes is not hampered by having to remember where he should be when. It has worked out very well. In fact, our son is on vacation now with my husband for mid-winter break and I will take him on spring break. We both (my husband and I) work full-time and sometimes have evening obligations for work. In order for us to work all of that out, we have to communicate well and be able to be flexible to assist each other. That's been our goal from the beginning and we've stuck by that. I appreciate your question and I'm happy to answer any others. I appreciate too, that your question was about such a difficult and important component of a stressful situation.
Hi - You indicated you have $1600 of credit card debt but the credit history reports a credit balance of $8700. Please explain. Also can you give more information on the reported delinquency? Thanks.	I will look into it but it must be credit cards held by my husband. If its solely listed in my name that it is an error. I only hold two credit cards and use them rarely.

Member Payment Dependent Notes Series 378438

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378438	$5,000	$5,000	14.11%	1.00%	February 24, 2009	February 23, 2012	February 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378438. Member loan 378438 was requested on February 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,084 / month
Current employer:	JMP Financial Group LLC	Debt-to-income ratio:	5.62%
Length of employment:	1 year	Location:	Tallahassee, FL

Home town:	Boca Raton
Current & past employers:	JMP Financial Group LLC, Indigos Franchising, Boca Raton News
Education:

This borrower member posted the following loan description, which has not been verified:

I have several small needs for this personal loan. I recently completed a move across the state to be with my fiance, which accrued some small cost. I also recently purchased a small business, which I am running from home part-time aside from my full-time job. Beyond these things, I also have a few credit cards I'd like to pay down a bit. I don't have a pressing need for this loan, but I have a decent income and expect to be seeing more in the coming months due to my new business. I think I can afford to take on another small payment right now to take care of a few things, and help generate some more revenue.

A credit bureau reported the following information about this borrower member on February 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,974.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your home business?	First, thank you for the question and your interest! I'm currently offering consumer financial and credit consulting. I have recently taken on my first few clients, and have begun helping them better their personal situations. I do this after hours from my regular job, and it has certainly helped my income a little for now.
what's your current position at JMP? Are you paid salary or commission based? How much is your rent & Utilities? Is anyone dependent on your income? kids, fiance, etc. How much is your car Insurance Payments? if any.	I'm a credit analyst. I'm paid with a base salary with additional commission. My rent is $370 per month, utilities about $125 per month, and my fiance and I split both costs. I have no children, and my fiance is a full-time student but receives 100% financial aid through scholarships, so nobody is dependent on my income. My car insurance is $120 per month.

Member Payment Dependent Notes Series 378481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378481	$12,000	$12,000	11.89%	1.00%	February 20, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378481. Member loan 378481 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Bankrate.com	Debt-to-income ratio:	21.36%
Length of employment:	3 years 2 months	Location:	Jupiter, FL

Home town:
Current & past employers:	Bankrate.com, Fidelity Investments
Education:	Sarah Lawrence College

This borrower member posted the following loan description, which has not been verified:

My husband needs to get his bridge replaced. Without getting the bridges replaced on the top and bottom he will have almost no teeth. He's had part of the work done, bone grafts and some implants to anchor the work but now we need to get it finished.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,026.00	Public Records On File:	0
Revolving Line Utilization:	65.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 378490

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378490	$3,000	$3,000	17.90%	1.00%	February 19, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378490. Member loan 378490 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,083 / month
Current employer:	Harrington Industrial Plastics LLC	Debt-to-income ratio:	19.97%
Length of employment:	8 years 10 months	Location:	Murrieta, CA

Home town:	Buffalo
Current & past employers:	Harrington Industrial Plastics LLC, Ameron International
Education:	Cal State Fullerton

This borrower member posted the following loan description, which has not been verified:

I receive approximately 30% of my compensation in a yearly bonus in February. This is a short term loan that can be repaid within 30 days.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	30	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	54	Months Since Last Delinquency:	21
Revolving Credit Balance:	$29,748.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the educational goal?	I am assisting my daughter with educational expenses while she completes her masters degree in speech therapy.

Member Payment Dependent Notes Series 378548

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378548	$11,650	$11,650	13.47%	1.00%	February 24, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378548. Member loan 378548 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Ogilvy	Debt-to-income ratio:	13.28%
Length of employment:	1 year 5 months	Location:	Red Bank, NJ

Home town:	Alabama
Current & past employers:	Ogilvy, Juice Pharma Advertising, Boston Market
Education:	Fashion Institute of Technology (FIT), Pennsylvania College of Art and Design

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate 3 credit cards with high interest/APR ranging from 21-28%. I built this debt by: 1. Helping my out of work father who currently lives with me. 2. Paying for groceries and bills during college while I attended school full-time. For the past 3 years I have been working at an advertising agency and I have not been able to catch up to the debt. The high APR has been just building and building.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	44
Revolving Credit Balance:	$22,195.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Could you explain the delinquency on your credit history? 2. What do you do for Ogilvy? 3. What are your monthly expenses currently? 4. Would this loan pay off all of your credit cards? Thanks	1. I recently discovered that I went about $100 over my credit limit on one of my credit cards. When I discovered this I immediately paid the amount when I got my next paycheck. Otherwise, I don't think there is anything else bad in my credit history. 2. I am a copywriter 3. Between my rent, food, electric/phone/cable bills, and commuting expenses my monthly expenses are around $1700. 4. The loan would be paying off my high interest credit cards--I have 4 of those (Chase, 2 Bank of America cards and 1 Dell). When I pay these off I quite honestly plan to stick them in a shoe box and avoid using them ever again... and canceling the Dell card.

Member Payment Dependent Notes Series 378564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378564	$15,000	$15,000	13.47%	1.00%	February 23, 2009	February 24, 2012	February 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378564. Member loan 378564 was requested on February 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,584 / month
Current employer:	JPMorgan Chase	Debt-to-income ratio:	6.76%
Length of employment:	3 years	Location:	Rye Brook, NY

Home town:	Rye Brook, NY
Current & past employers:	JPMorgan Chase
Education:	Fordham University, Iona College

This borrower member posted the following loan description, which has not been verified:

Hello, I'm looking to get a short-term loan for Wedding expenses for my wedding in May. Would like to finance as much as possible versus paying up front. Total needed is $15,000. My credit rating is 770 according to Experian and my annual average income over the past 2 years is $139,000.

A credit bureau reported the following information about this borrower member on February 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1977	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	4
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Can you shed some light on the recent delinquency. 2. How has/will the bank fallout impact your employment?	1) The recent delinquency was just forgetting to pay the bill. I moved and my bill was going to my old address. When I received a call from collections I paid it immediately. I understand that this loan would be auto-deducted from a bank account. 2) I work for a large portion of the bank and I've been told that even if my local office closes I will be moved into a nearby office. Due to the complexity of the technology here, even if my local office "closes" we will not be able to move out of this office until 2011. The technologies that I am in charge of are essential to 1/6 of the bank. Of all the banks, JPMorgan Chase is in one of the best positions in this economy.
you mention this is a short term loan, what is your time table for repayment?	Short-term meaning only 36 months.
What type of work do you do for the bank? Also, have you sent in documentation to LendingClub for them to verify your income information? Thanks	I work in Technology Architecture, basically designing and planning tech projects. I sent in W2's and contact information. Lending Club called me to verify everything.

Member Payment Dependent Notes Series 378701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378701	$3,500	$3,500	13.16%	1.00%	February 23, 2009	February 25, 2012	February 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378701. Member loan 378701 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Executive Credit	Debt-to-income ratio:	19.60%
Length of employment:	8 years 3 months	Location:	Irving, TX

Home town:
Current & past employers:	Executive Credit
Education:

This borrower member posted the following loan description, which has not been verified:

Recently relocated and seperated..vehicle broke down and with relocating expenses need a small loan of 3500. I am a professional business manager and can pay back in 12 months or less

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,632.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
So I looked up your jeffwaters35 on google. Needless to say I can see you work for Ford. What kind of job stability do you think you have right now given that the Ford motor company isn't doing well right now? What is your backup plan if you loose your job?	I am in a secure position I have no worries. I have fifteen years experience in credit and finance.

Member Payment Dependent Notes Series 378735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378735	$11,200	$11,200	13.79%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378735. Member loan 378735 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,067 / month
Current employer:	Hoffman Animal Hospital	Debt-to-income ratio:	18.82%
Length of employment:	22 years	Location:	Warwick, RI

Home town:	Omaha, Nebraska
Current & past employers:	Hoffman Animal Hospital
Education:	University of Nebraska at Lincoln, Iowa State University

This borrower member posted the following loan description, which has not been verified:

I would like to transfer my high interest credit card debt to a lower interest personal loan. I applied through Lending Tree yesterday and was approved for $8000 at 13.47% for 3 years.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	10
Revolving Credit Balance:	$18,384.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you explain the delinquency 10 months ago?	I have no excuse to offer for the delinquency. I thought I had paid all of my bills current as I do every month. However, apparently that one bill escaped my attention and did not get paid. When I received the first notice of non-payment, I assumed that the payment and the notice simply got cross mailed. I paid the bill current as soon as I realized I had mistakenly not paid it. I accept full responsibility for the mistake and I paid the late fees associated without complaint. I do not make a habit of not paying bills and was/am embarrassed that this occurred. Thank you for giving me the opportunity to answer your question.
How much of the $18,000+ revolving debt is what you will be refinancing here? What is the reminain debt amount? Also, have you send salary info to LendingClub for them to verify? Thanks	I will use the entire loan amount to pay down the balance on my revolving debt. This will decrease the debt to approximately $7000, which I have already transferred to a credit card with a much lower interest rate (5.99% until 1/2010). My plan is to pay down as much as possible of that $7000 before the introductory rate re-adjusts. I have not provided salary information, such as tax records, to Lending Club for verification at this point because they have not been requested. However, I will gladly provide these documents upon request.
Thanks for providing the information Lorie. It sounds like you have a good plan going. The salary info is voluntary, but if you submit it to LendingClub and when they verify the information, they will then indicate it as verified on the loan profile which enhances your chances of getting full funding from lenders.	Thank you for the information. I will definitely submit that information.

Member Payment Dependent Notes Series 378781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378781	$10,000	$10,000	11.89%	1.00%	February 24, 2009	February 25, 2012	February 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378781. Member loan 378781 was requested on February 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,708 / month
Current employer:	Judical Corner	Debt-to-income ratio:	18.83%
Length of employment:	6 years	Location:	SALT LAKE CITY, UT

Home town:	Salt Lake City, UT
Current & past employers:	Judical Corner, Salt Lake City School District
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to borrow $10,000 to remodel my kitchen that is in pretty bad shape. Steady work history and very reliable with payments.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,185.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your profile indicates that you rent. Is this kitchen remodel for your rental unit?	No, I checked the wrong box. I tried to go back and change it but it wouldn't let me. I actually own my home.
Great idea. R u planning to gut the kitchen?Have u hired a licensed contractor?Will u or ur contractor obtain all necessary permits for plumbing/electrical work etc?Thx	I have two contractors that I'm interviewing. They will be obtaining the permits (which ever one I choose).

Member Payment Dependent Notes Series 378855

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378855	$15,000	$15,000	15.05%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378855. Member loan 378855 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,817 / month
Current employer:	Massachusetts General Hospital	Debt-to-income ratio:	11.71%
Length of employment:	10 years 6 months	Location:	Holbrook, MA

Home town:
Current & past employers:	Massachusetts General Hospital, Self employed for 13 years
Education:	Quincy College

This borrower member posted the following loan description, which has not been verified:

I want to pay off my high interest credit cards. I pay my debts on time every month yet they still increased my interest rate. I would much rather have one bill to pay each month instead of several.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,126.00	Public Records On File:	0
Revolving Line Utilization:	96.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please answer the following for us: 1. What are your responsibilities at the hospital? 2. Please list monthly expenses. 3. Could you send documents to LendingClub to verify your income? Thanks	I am responsible for credentialing the new surgeons and recredentialing staff surgeons and associates every two years, verifying licensing malpractice, etc. I process paperwork for over 400 surgeons . My monthly living expenses are 1,990.00. This does not include the credit cards I want to pay off. I did send the documents, the last one was faxed this morning. I believe they are waiting to verify employment because my HR rep was out on Friday.

Member Payment Dependent Notes Series 378869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378869	$15,000	$15,000	12.53%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378869. Member loan 378869 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,750 / month
Current employer:	Silver Editions	Debt-to-income ratio:	3.03%
Length of employment:	10 years	Location:	Jersey City, NJ

Home town:	Kerala
Current & past employers:	Silver Editions, McGraw-Hill
Education:	Cooper Union for the Advancement of Science and Art

This borrower member posted the following loan description, which has not been verified:

my home improvement project just got bigger. the building needs a lot of structural work that wasn't in the scope of the original project. i need to find some more financing to finish the project.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	5
Revolving Credit Balance:	$2,732.00	Public Records On File:	0
Revolving Line Utilization:	4.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 378910

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378910	$7,200	$7,200	9.63%	1.00%	February 23, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378910. Member loan 378910 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Menchies Group	Debt-to-income ratio:	6.80%
Length of employment:	2 years	Location:	Los Angeles, CA

Home town:	Overland Park
Current & past employers:	Menchies Group, HR Block, University of Kansas
Education:	University of Kansas Main Campus

This borrower member posted the following loan description, which has not been verified:

I'd like to consolidate my 3 credits cards into one payment. I have a full time job at a growing company (growing despite the recession thankfully) and would like to put an end to my debt and stop juggling all the minimum fees.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,500.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide a breakdown of your monthly expenses?	Rent and Bills ~$1,100/mo Gas for car ~$80/mo Food/Entertainment ~ $500/mo Then whatever is left over goes to the credit cards which is typically about $500+

Member Payment Dependent Notes Series 378960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
378960	$6,500	$6,500	11.89%	1.00%	February 24, 2009	February 26, 2012	February 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 378960. Member loan 378960 was requested on February 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Center for Clean Air Policy	Debt-to-income ratio:	23.88%
Length of employment:	1 year 8 months	Location:	Washington, DC

Home town:	Hinsdale
Current & past employers:	Center for Clean Air Policy, United States Congress, National Governors Association
Education:	Georgetown University, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

When I was in college and right after college, I racked up a few thousand dollars on my credit card. Now that I'm a bit older and living on my own, I have a goal to become more financially sound. I am requesting this loan to take a key step in the right direction toward that goal.

A credit bureau reported the following information about this borrower member on February 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,901.00	Public Records On File:	0
Revolving Line Utilization:	21.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances, current monthly minimum payments, and the interest rates of the credit cards you want to pay.	One card has a balance of $5500 with an interest rate of 15.94%. Its minimum payments are around $150 per month. The other has a balance of $1000 with an interest rate of 14.99% and minimum payments around $25.00 per month.
Are you presently paying more than the monthly minimum?	Yes. I try to pay more than the minimum when I can.
could you verify your income to lending club?	I make $40,000 annually or around $3,333 per month . That is my gross income. I net around $2,600 per month.

Member Payment Dependent Notes Series 379025

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379025	$15,000	$15,000	9.63%	1.00%	February 24, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379025. Member loan 379025 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,796 / month
Current employer:	Retired	Debt-to-income ratio:	16.97%
Length of employment:	n/a	Location:	Conway, SC

Home town:	Toms R
Current & past employers:	Retired, Beech-Nut, Ralston Purina, Nestle
Education:	Ocean County College

This borrower member posted the following loan description, which has not been verified:

Desire to borrow 15K to help a family member. Retired with approximatly $60,000 annual income. FICO score near 800 and no debt other than mortage. Have more than adequate resources IRA/401k, annuities and CDs to gurantee payment. Preferr borrowing as opposed to tapping above accounts which would incur early withdrawal and tax consequences.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1972	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,658.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you contact LendingClub to provide information to verify the following statement in your profile? Gross Income $4,796 / month Debt-to-Income (DTI) 16.97%	Type your answer here. Monthly income: retired $1980 401k $1989 Social security $ 449 Pension $ 378 IRA ------ $ 4796 Total Income Mortgage payment $699 per month
Can you provide proof of income by faxing that information to LendingClub?	Type your answer here. Yes I can provide proof. What is the fax number?
What is the relationship of the family member and what year were you born in. Thank you.	I was born in 1943. My son is 27.

Member Payment Dependent Notes Series 379027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379027	$9,000	$9,000	8.00%	1.00%	February 19, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379027. Member loan 379027 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Rush University Medical Center	Debt-to-income ratio:	17.15%
Length of employment:	2 months	Location:	Chicago, IL

Home town:	Springfield
Current & past employers:	Rush University Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

My mom has had some bad luck and made some decisions that have her in financial hot water. This happened over the last several years and though I knew she was having some difficulty, I did not realize the extent of her financial woes. To make a long story short, she accumulated a total consumer debt of $40,000. I was able to pay off a good chunk with my savings, but she has about $25,000 left. $18,000 of this is currently in a line of credit with Bank of America that has an interest rate of 18%. (The other debt I paid was credit card debt with interest rates in the mid to high 20s.) This loan will be used to help pay off that line of credit. I recognize that stories of family distress do not necessarily merit extension of credit. So, here is my financial situation for your review. I recently accepted a new position at a hospital in Chicago, where I work in hospital administration. My wife is an attorney and we do not have any consumer debt or car loans. Our mortgage/tax/insurance payment is ~18% of our monthly gross. We have about $45,000 in graduate student debt, which is financed, primarily, over 30 years. That's it for our debt. We're dilligent about our finances and fortunate to have good jobs. I hope you'll consider supporting me as I assist a loved one in need.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,181.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you able to submit your pay stubs to lendingclub for verification? I will be funding some now, and more upon verification. I wish you and your mother well.	Yes, just got request from site on Friday night, will fax documents early next week. Thanks for interest.

Member Payment Dependent Notes Series 379049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379049	$3,000	$3,000	11.89%	1.00%	February 18, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379049. Member loan 379049 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	coastal healthcare	Debt-to-income ratio:	19.06%
Length of employment:	2 years	Location:	FLORENCE, SC

Home town:	Charleston
Current & past employers:	coastal healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Hi, I'm trying to get a loan to pay off a few credit cards & some medical bills. I've never missed a payment on any of them, but it's difficult to pay a bit here & there, I just feel like I'm not getting anywhere. I've asked for the loan over 3 years, but I know it will be paid off before that! I'm employed full time in Healthcare Locums Staffing, which is really booming right now. Once my debt is paid off, I'd like to start nursing school myself, so this is a big step for me to getting on the right track!

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,952.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379071	$10,000	$10,000	12.21%	1.00%	February 23, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379071. Member loan 379071 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Gallo Winery	Debt-to-income ratio:	7.02%
Length of employment:	8 years	Location:	SAYREVILLE, NJ

Home town:	Bronx
Current & past employers:	Gallo Winery
Education:	Skidmore College

This borrower member posted the following loan description, which has not been verified:

consolidate debt

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,279.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the debts and the rates you are presently paying on them? What are your expenses, including food, housing, auto, entertainment, other debts, etc.? Do you pay more than the minimum each month on your cards?	boa visa 17.9%, 5k boa loan 8%, 3k Home Depot 0%, $5k (0% promo finished in May) mtg split w fiance/ $900 month car 2.9% $400 month job pays all expenses including most meals, phone, internet, gas, tolls, and car. I am getting married in October. I have $30k in stocks, $25k in 401k, and another $30k coming to me in April for my 2008 bonus. I would pay off all debts, but that money is going to pay wedding. My total household income including fiance is over $210k with a very light debt load relative to our income. I pay more than mins on credit cards. hope this helps. Thanks!

Member Payment Dependent Notes Series 379125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379125	$10,000	$10,000	8.00%	1.00%	February 20, 2009	February 27, 2012	February 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379125. Member loan 379125 was requested on February 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	City of Marysville	Debt-to-income ratio:	9.60%
Length of employment:	23 years	Location:	Marysville, CA

Home town:	Marysville
Current & past employers:	City of Marysville
Education:

This borrower member posted the following loan description, which has not been verified:

I retired last year (12/2007) and continued working as a retired annuitant. In addition, I cashed in a 457b account. Didn't plan too well for the tax liability. Have adjusted my w-4's accordingly.

A credit bureau reported the following information about this borrower member on February 13, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,893.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you fax in your paperwork to confirm your gross monthly income?	I would be happy to. I'm a little confused as this is my first loan with LendingClub. Are you asking me to fax the paperwork to you directly or to LendingClub?

Member Payment Dependent Notes Series 379136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379136	$7,200	$7,200	9.63%	1.00%	February 23, 2009	February 28, 2012	February 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379136. Member loan 379136 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Palm Beach Community College	Debt-to-income ratio:	20.07%
Length of employment:	4 years 3 months	Location:	Delray Beach, FL

Home town:	St. Louis
Current & past employers:	Palm Beach Community College, American Red Cross
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to pay off current high interest credit cards and pay off my debt. For the first time in my life, I was unemployed in 2001 (last recession) for 8 months and used credit cards to pay expenses. I chose not to file bankruptcy as I felt responsible to pay my debts. A few collection accounts (paid) from 2001 adversely affected my credit score for the past 7 years which meant the credit card APR's were high and paying down the debt was difficult. Despite making more than the minimum payments; making steady payments; and having a stable job (professional) and residency, my credit card/loan accounts are with the now notable BIG three banks. In January of 2008, one of the banks raised my APR without providing a reason in writing! I received a letter, but it only stated my APR would increase. First I was told it was because of an adverse credit report and when I checked into this, it was not accurate. Over the course of a year, when I requested to have the rate returned to the previous APR or reduced, the request was refused. BUT, they were more than willing to offer me a "great deal" where they would give me another credit card at a low interest rate!! I refused and when I did the research, I discovered that this was a new tactic being used where the higher interest credit card account would have been closed and opening another account would have adversely affected my credit score (thus further indebting me to that bank)!!!! This offer occurred when my credit score improved as the collections accounts from 2001 were no longer on my credit report......It is important to note that one of my bank card holders raised my credit limit at a time when banks were lowering credit limits and the bank that raised my APR, never lowered my credit limit......I'm not a high risk, I'm a cash cow and enslaved to the BIG Banks!! Help!!!!

A credit bureau reported the following information about this borrower member on February 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,776.00	Public Records On File:	0
Revolving Line Utilization:	68.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is your payment on the current card(s) and remaining balance? What is the rate on the card(s)? Thanks and good luck. Art	Total Minimum Monthly Payments = $350.00 (I pay more than this amount each month); Remaining Balance Total = $12,180.00; Rates: 24.74%, 19.990%, 18.00%, and 0%. The 0% card was only applied for, and approved, after the 24.74% lender would not reduce the rate. Some of the debt from the 24.74% card was transferred and will remain at 0% for the next 3 months. The 18% is a fixed rate and does not change. I applied to Lending Club for the total $12,000. debt, and was approved, but if I agreed to the total amount the lending rate would have been higher than the $7200 lending rate. Because I am truly trying to pay off my debt as soon as possible, I decided to apply for a lower amount and I understand if I do not close these credit accounts and reduce the debt/credit ratio to below 30%, I may be able to renegotiate a lower interest rate on any remaining balances. I have the motivation to continue making payments slightly higher than the minimum payments due on the non-Lending Tree balances to pay off the remaining debt difference. Thank you for your very valid inquiry. I look forward to the day I can "Pay It Forward" and become an investor. Please feel free to ask me any other questions.
Hello - What is your profession?	I would prefer not to give my exact job title as I am concerned it would allow for personal identification in a public forum. But, I will say I have a 4-year degree and graduate courses. I have worked throughout my career in the education and social services fields. Primarily employment and training counseling, substance abuse prevention, grant writing, non-traditional teaching, and program development.
Can you please verify you DTI and gross income with Lending Club?	To my understanding, Lending Club has verified my debt through the credit bureau(s) as of 2/14/09. I can provide a pay stub(s) to verify income which would verify the DTI.

Member Payment Dependent Notes Series 379227

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379227	$7,800	$7,800	11.89%	1.00%	February 23, 2009	February 28, 2012	February 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379227. Member loan 379227 was requested on February 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,000 / month
Current employer:	Entar.com	Debt-to-income ratio:	9.63%
Length of employment:	5 years 6 months	Location:	Garden Grove, CA

Home town:	Lynwood, CA
Current & past employers:	Entar.com
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

Loan will be used to resume and expand my part-time eBay Trading Assistant business, and to save money by refinancing credit cards and personal loan. I had a great experience with Prosper, and am looking forward to an even better one with Lending Club. Gross income is $4000 per month (net $3000). My monthly expenses are: Rent and utilties $1100 Debt payments $450 Insurance and other expenses $300 Food $350 Vehicle $300 Entertainment etc $300 $4800 will be used to expand my part-time eBay Trading Assistant business to increase my total income (eBay username coreychambers). The demand for Trading Assistants has grown due to the recession causing increased need for my liquidation services. I am focusing on lucrative estate liquidation services for the Palm Springs, CA area. $3000 will be used to refinance 17% credit cards and Prosper loan (Prosper username is aacorey) $200 per month of this payment will be replacing other debt payments. Thank you for considering me for a Lending Club loan. It is sure to be a very good investment for you.

A credit bureau reported the following information about this borrower member on February 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	77
Revolving Credit Balance:	$3,501.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am glad that your credit score has increased. Do you still have the 5K in the bank? Has it increased? This loan will increase your debt load. How do you plan to reverse that trend?	Thank you for your good question. I currently have $3k in the bank. Maintaining my low debt-to-income ratio is important to me. That is why the majority of this loan will be used to increase my income by expanding my part-time eBay Trading Assistant business. With my previous experience as an eBay PowerSeller, a recently improved market for TA's, and new focus on estate liquidation in the affluent Palm Springs / Palm Desert area, my goal is to double my income in 2009.
What is your handle on prosper?	Thank you for your question. My handle on prosper is aacorey
How will you find estates to liquidate and what will be your edge? What do you do for Entrar.com and what % of your salary is from them? Thanks	Thank you for your question. With my recently acquired status as a BuySafe bonded and insured Trading Assistant on eBay, I am able to garner estate accounts directly from estate attorneys. I hold a record on eBay for highest average selling price per item for used items. That allows me to offer a top dollar guarantee that few Trading Assistants offer. I am Marketing Manager, with nearly 100% of my salary from Entar. I also have a small additional income from websites that I own, am a part-time consultant for Fontaine Faucets, and have an expanding eBay Trading Assistant business.
Thank you, I checked your info on prosper and I think I will buy your Notes here.	Thank you for taking the time and investing in my loan.
what is your current status with Prosper?	Thank you for your question. My status on Prosper is 100% current, and my personal credit has improved by two letter grades in the past 16 months. I already paid down the majority of my Prosper loan in that period, with several double payments.

Member Payment Dependent Notes Series 379260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379260	$2,000	$2,000	13.16%	1.00%	February 19, 2009	March 1, 2012	March 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379260. Member loan 379260 was requested on February 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,208 / month
Current employer:	los angeles job corps/ywca	Debt-to-income ratio:	14.54%
Length of employment:	10 years 4 months	Location:	los angeles, CA

Home town:	El Salvador
Current & past employers:	los angeles job corps/ywca, Los Angeles Job Corps/YWCA
Education:	Los Angeles City College

This borrower member posted the following loan description, which has not been verified:

I owe $2000.00 at 79.99% APR. I want to pay off this amount through a loan with a lower interest rate. I feel that E-loan is able to assist in this situation. I will gladly pay interest at 20% to 30% APR.

A credit bureau reported the following information about this borrower member on February 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	34
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
There is no legal way to have a loan with that high of an interest APR. What type of loan is this?	Yes, I got 79.99 APR for 3 years. Original amount $4000.00 or 4K. Termof loan is 3 years. Total interest $ is about $7300.00 approximately; add this to the principal. It is from a pay day loan establishment. I'm still thankful for the loan because it prevented me from selling my 2005 Toyota Tacoma which was fully paid for prior to the 79.99 loan.
how did you end up with a 79% interest rate? Isn't there State max limits in your state? How much is your rent & utility bills? How much is car insurance? if any. Do you have any dependents? What was the last two inquiries?	First, I want to say that I am still thankful I got the loan from the Pay day advance establishment because the only other option was going to be sell my 2005 Toyota Tacoma pick-up truck to pay a debt to one of my relatives/friends. I believe most people only borrow small amounts to be paid only pay day from these establishments. The original principal was $4000.00 or 4K. I only 2K now.

Member Payment Dependent Notes Series 379463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379463	$1,000	$1,000	9.32%	1.00%	February 19, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379463. Member loan 379463 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	anheuser busch	Debt-to-income ratio:	21.19%
Length of employment:	14 years	Location:	woburn, MA

Home town:	winchester
Current & past employers:	anheuser busch
Education:	University of New Hampshire-Main Campus (UNH)

This borrower member posted the following loan description, which has not been verified:

loan consolidation

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	44
Revolving Credit Balance:	$22,930.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just out of curiousity, when you have a revolving credit card debt of over 22,000 how is 1,000 dollars going to help consolidate your debt?	i would like to pay off some of the lower balance credit cards such as lowes and kohls

Member Payment Dependent Notes Series 379491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379491	$2,200	$2,200	9.63%	1.00%	February 19, 2009	March 2, 2012	March 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379491. Member loan 379491 was requested on February 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$811 / month
Current employer:	Disabled (Social Security Disability)	Debt-to-income ratio:	18.62%
Length of employment:	9 years	Location:	Mount Vernon, IL

Home town:	Mount Vernon
Current & past employers:	Disabled (Social Security Disability), City Of Mount Vernon, Mount Vernon, Illinois, WMIX Radio, Mount Vernon, Illinois, Southwest Christian Church, Mount Vernon, Illinois, Best Buy Co. Inc., Florissant, Missouri
Education:	St. Louis Christian College

This borrower member posted the following loan description, which has not been verified:

I am carrying approximately $6,000 in credit card debt bearing high interest rates. I would like to get out from underneath this debt by consolidating the entire amount into a lower fixed interest loan with a set pay off date. I am a disabled individual with a fixed monthly income. My credit rating is currently in the high 600's. I have a good payment history with no derogatory entries or delinquencies. My ability to repay a loan as I am asking is very secured due to my fixed income and minimal other expenses. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on February 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,209.00	Public Records On File:	1
Revolving Line Utilization:	46.90%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why only $2000 if you have appx. $6000 in credit card debt	$2000 is the amount that was approved when I applied for the Lending Club loan. I am going ahead with this figure for now since it will refinance the largest individual debt balance and place it on a better pay down schedule. Also as a side note my credit for February stands at 687. Thank you very much for your assistance.

Member Payment Dependent Notes Series 379529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379529	$1,600	$1,600	13.47%	1.00%	February 19, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379529. Member loan 379529 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	New Solutions	Debt-to-income ratio:	6.72%
Length of employment:	15 years	Location:	Pahrump, NV

Home town:
Current & past employers:	New Solutions
Education:

This borrower member posted the following loan description, which has not been verified:

Moving my investments and one small loan from Prosper to Lending Club.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	18
Revolving Credit Balance:	$27,197.00	Public Records On File:	0
Revolving Line Utilization:	46.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
If your income 25,000/month, why don't you just pay off the remaining balance?	Thanks for asking. I have ongoing investments that are paying much greater interest than the cost of these loans. Glad to answer any further questions.
what is your prosper user name for which this loan is refinancing	jshorts
You have been employed 15 years earning decent income, why were you delinquent 18 months ago?	Who remembers what happened 18 months ago? Perhaps I forgot to issue a check, perhaps the receiving company made an error, perhaps the mail system failed. Who knows? I have a feeling that perhaps you would be happier lending your money elsewhere.

Member Payment Dependent Notes Series 379549

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379549	$6,000	$6,000	7.68%	1.00%	February 23, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379549. Member loan 379549 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,042 / month
Current employer:	Chesapeake Acoustic Solutions, Inc.	Debt-to-income ratio:	11.58%
Length of employment:	10 years 1 month	Location:	Pasadena, MD

Home town:	Pasadena
Current & past employers:	Chesapeake Acoustic Solutions, Inc.
Education:	University of Maryland-Baltimore County

This borrower member posted the following loan description, which has not been verified:

The loan will be for some long neglected projects around the house. The major one being some much needed electrical repairs to get my house up to code and eliminate some potential fire hazards! Also I'll be taking care of some flooding damage that happened this winter. Thank you!

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,157.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 379627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379627	$4,200	$4,200	14.11%	1.00%	February 23, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379627. Member loan 379627 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,422 / month
Current employer:	Thomson Reuters	Debt-to-income ratio:	14.24%
Length of employment:	18 years	Location:	Canoga Park, CA

Home town:	Walnut Creek
Current & past employers:	Thomson Reuters
Education:	California State University-Northridge (CSUN)

This borrower member posted the following loan description, which has not been verified:

I am seeking to consolidate two high interest rate credit cards, which are currently at approx. 23%. My other credit card debt listed in this profile is at approx. 9%, which is why I am not consolidating that. I have a secure job with Thomson Reuters, where I have worked for 18 years as a marketing specialist and graphic designer. The 5 inquires into my credit over the last 6 mos. were all attempts to consolidate these two high interest rate cards. However, as we see in the news, the banks aren't lending even to people with good credit. I have not missed or been late on a payment for more than 10 years, but these inquiries have lowered my credit score. Although, my profile says that I rent, I actually do own a home, which is an investment with my mother. The bank would not allow us to structure the mortgage in both of our names because we do not live together and my income alone would not qualify for the loan (which is 30-year fixed rate mortgage at a good interest rate), but name is on the title. I live in the house, which is also a rental property and the rent collected from my roommates pays the mortgage. I only pay utilities, a car payment of $306 per mos. and my credit card payments. My yearly income in 2008 was $65,595. I can verify this income if necessary. This loan would not lower my minimum monthly payments I currently make - it would be about the same. However, I already make more than the minimum payments and am seeking this loan to pay off my debt quicker with less interest.

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,126.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 379639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379639	$3,500	$3,500	9.32%	1.00%	February 23, 2009	March 3, 2012	March 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379639. Member loan 379639 was requested on February 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Allstate Corp.	Debt-to-income ratio:	15.42%
Length of employment:	1 year 2 months	Location:	denver, CO

Home town:	Carroll
Current & past employers:	Allstate Corp., Best Buy Co. Inc., Iowa State University
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I am investing in a family run business, this is the final portion to the investment of 15000

A credit bureau reported the following information about this borrower member on February 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$2,880.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1.What Kind of return are you expecting to see from your investment? 2.Will there be any interruption in your current income with Allstate? 3.is your income commission based? If so do you expect an increase in commissions? 5.What is your current rent payments? 6.how much is your utility bills? 7.any dependents?	This will be a very long term investment, but the ROI for the last 2 years has been slightly over 200%. (the business started 2 years ago as a side project and has now evolved into full business with 1 full time person and some part time help) There will not be any interruption in my current income, as I will mostly be a silent owner (help out when I can). I am paid a salary. I am moving in with a family member and so my rent and utilities will be dropping from around $750/month to $400/month. No Dependants.
What is the business?	It is a motorcycle shop. (mostly internet based part sales.)

Member Payment Dependent Notes Series 379744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379744	$2,200	$2,200	11.89%	1.00%	February 24, 2009	March 6, 2012	March 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379744. Member loan 379744 was requested on February 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Aura Holdings Inc.	Debt-to-income ratio:	17.00%
Length of employment:	14 years	Location:	LEEDS, AL

Home town:	Pell City
Current & past employers:	Aura Holdings Inc.
Education:	The University of Alabama at Birmingham

This borrower member posted the following loan description, which has not been verified:

For personal use

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,243.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Overall, your status looks good, and I always like to help those in the South. But could you please explain the delinquency 19 months ago?	I'm sorry but I do not know the delinquency you are referring to...

Member Payment Dependent Notes Series 379776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379776	$4,700	$4,700	9.63%	1.00%	February 24, 2009	March 4, 2012	March 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379776. Member loan 379776 was requested on February 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Advantage SCI	Debt-to-income ratio:	18.54%
Length of employment:	4 months	Location:	Oakton, VA

Home town:	Lakeland
Current & past employers:	Advantage SCI, US ARMY
Education:	Cochise College

This borrower member posted the following loan description, which has not been verified:

Recently divorced and adjusting finances to further my debt consolidation plan. I have taken on much of my ex spouse's debt and pay monthly child support, in addition to a high cost of living in the DC metro area. I have taken steps to reduce my monthly obligations by downsizing my vehicle, reducing unnecessary spending, and increasing my salary. I have mapped a 5 year plan for divorce recovery and am aggressively pursuing fiscal solvency. I would like to request loan to consolidate one of my revolving credit accounts into a structured installment account to reduce APR and apply more repayment to actual principle. This will allow me to avoid the "minimum payment trap" and to better manage my financial responsibilities.

A credit bureau reported the following information about this borrower member on February 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,096.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you FAX in information to confirm your monthly income?	Yes, I can fax or Email income confirmation if given contact information.
I like your proactive approach to handling your situation. 1. What do you do for Advantage SCI? 2. What did you do in the Army? And thank you for your service! 3. Do you have a degree and if so in what field? Thanks	Thank you for the vote of confidence. In the military, I worked in the intelligence field and served in a number of roles ranging from force protection activities to collection operations. Advantage SCI is an independent contractor that supplies technical experts to fill needs for the Department of Defense and other agencies, where I currently support research and technology protection. I have a two year degree in Intelligence Operations from Cochise College and I am pursuing branches of education including sociology and developmental psychology. I still don't know what I want to do when I grow up, but I am very interested in early education.
What are your monthly living costs mortgage/rent, child support, alimony and car payment?	My monthly expenses include the following: Child Support - 1821.00/month Rent - 1500.00/month Car - 397.96/month Credit debt is currently in flux as I manage it to lower interest accounts and my other expenses vary, but are approximately average for food, fuel, etc. I also carry auto, renter's, and health insurance.

Member Payment Dependent Notes Series 379962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
379962	$1,950	$1,950	7.37%	1.00%	February 23, 2009	March 5, 2012	March 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 379962. Member loan 379962 was requested on February 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,167 / month
Current employer:	Kanawha County Schools	Debt-to-income ratio:	14.49%
Length of employment:	4 years 8 months	Location:	Saint Albans, WV

Home town:
Current & past employers:	Kanawha County Schools
Education:	Marshall University

This borrower member posted the following loan description, which has not been verified:

I am a teacher and decided to change retirement systems when given the chance. To buy 100% into the state retirement system I need $1900. I am young and planning for my retirement is extremely important to me, which is why I need this loan.

A credit bureau reported the following information about this borrower member on February 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,595.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you contact lendingclub.com and confirm Gross Income $3,167 / month Debt-to-Income (DTI) 14.49%	My gross income and debt to income ratio are confirmed when I completed my application and Lending Club verified this information through my Credit Report. I'm not exactly sure what you are asking.

Prospectus Supplement (Sales Report) No. 19 dated February 24, 2009